Exhibit 10.1

PROTECTIVE ADVANCE AGREEMENT

This PROTECTIVE ADVANCE AGREEMENT (“Agreement”) is made as of September 11, 2009 by and among WELLS FARGO BANK, N.A., AS TRUSTEE FOR THE CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-TFL2 (“Lender”), PH FEE OWNER LLC, a Delaware limited liability company (“Fee Owner”), OPBIZ, L.L.C., a Nevada limited liability company (“OPBIZ”) (OPBIZ and Fee Owner are sometimes individually and collectively and jointly and severally referred to herein as “Borrower”), PLANET HOLLYWOOD INTERNATIONAL, INC., a Delaware corporation (“PHI”), PLANET HOLLYWOOD (REGION IV), INC., a Minnesota corporation (“PHIV”), PLANET HOLLYWOOD MEMORABILIA, INC., a Florida corporation (“PHM”)( PHI, PHIV, and PHM are sometimes individually and collectively and jointly and severally referred to as “PH Entity”), TROPHY HUNTER INVESTMENTS, LTD., a Florida limited partnership (“THI”), BAY HARBOUR 90-1, LTD., a Florida limited partnership (“BH90-1”), BAY HARBOUR MASTER LTD., a Cayman Islands exempted company (“BHML”), DOUGLAS TEITELBAUM, an individual (“Teitelbaum”), ROBERT EARL, an individual (“Earl”) (THI, BH90-1, BHML, Teitelbaum, and Earl are sometimes individually and collectively and jointly and severally referred to as “Guarantor”) MezzCo, L.L.C., a Nevada limited liability Company, (“MezzCo”) and TSP Owner LLC, a Delaware limited liability company (“TSP Owner”). Borrower, PH Entity, Guarantor, MezzCo and TSP Owner are sometimes individually and collectively and jointly and severally referred to as “Obligors”.

RECITALS

The following recitals are a material part of this Agreement:

A.                                   Pursuant to that certain Loan Agreement dated as of November 30, 2006 (together with all amendments, modifications, or supplements thereto, including the Omnibus Amendment (as defined below), the 2008 Modification Agreement (defined below) and the Third Modification Agreement (defined below), collectively, the “Loan Agreement”), Column Financial, Inc., a Delaware corporation (“Original Lender”), made a senior secured loan in the original principal amount of up to $820,000,000.00 (as such loan was subsequently increased to $860,000,000, the “Loan”) to Borrower.

B.                                    The Loan is further evidenced and secured by various documents including:

(i)                                     Amended and Restated Promissory Note, dated July 17, 2007, in the principal amount of $860,000,000.00 executed by Borrower in favor of Original Lender (together with all amendments, modifications, or supplements thereto, collectively, the “Note”);

(ii)                                  Deed of Trust, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing, dated November 30, 2006 (together with all amendments, modifications, or supplements thereto, including the Modification of Deed of Trust, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing, dated July 17, 2007 made by

Borrower and Original Lender, collectively, the “Security Instrument”), pursuant to which Borrower granted to Original Lender a first-priority lien on certain real property described therein; improvements thereon (the “Premises”), and on certain personal property described therein (collectively, together with the Premises, the “Property”);

(iii)                               Assignment of Leases and Rents, dated November 30, 2006 (together with all amendments, modifications, or supplements thereto, including the Modification of Assignment of Leases and Rents dated July 17, 2007 made by Borrower and Lender, collectively, the “Assignment”), executed by Borrower in favor of Original Lender and relating to the Premises;

(iv)                              Security Agreement dated November 30, 2006 (together with all amendments, modifications or supplements thereto, collectively, the “PH Security Agreement”) executed by PH Entities in favor of Original Lender;

(v)                                 Security Agreement (Trademarks) dated November 30,2006 (together with all amendments, modifications or supplements thereto, collectively, the “PHIV Security Agreement”) executed by PHIV in favor of Original Lender;

(vi)                              Security Agreement (Copyrights) dated November 30, 2006 (together with all amendments, modifications or supplements thereto, collectively, the “PHI Security Agreement”) executed by PHI in favor of Original Lender;

(vii)                           Pledge and Security Agreement dated November 30, 2006 (together with all amendments, modifications or supplements thereto, collectively, the “MezzCo Pledge Agreement”) executed by MezzCo in favor of Original Lender;

(viii)                        Pledge and Security Agreement dated November 30, 2006 (together with all amendments, modifications or supplements thereto, collectively, the “Fee Owner Pledge Agreement”) executed by Fee Owner in favor of Original Lender; and

(ix)                                Collateral Assignment of Timeshare Project Proceeds dated November 30, 2006 (together with all amendments, modifications or supplements thereto, collectively, the “Timeshare Collateral Assignment”) executed by Borrower and TSP Owner in favor of Original Lender.

C.                                     The Loan is also evidenced by a Guaranty Agreement dated November 30, 2006 executed by THI, BH90-1 and BHML in favor of Original Lender, a Guaranty Agreement dated November 30, 2006 executed by Teitelbaum in favor of Original Lender, a Guaranty Agreement dated November 30, 2006 executed by Earl in favor of Original Lender, a Completion Guaranty dated November 30, 2006, executed by THI, BH90-1, BHML and Earl in favor of Original Lender, a Limited Guaranty dated May 7, 2009 executed by THI in favor of Lender, a Limited Guaranty dated May 7, 2009 executed by BH90-1 in favor of Lender, a Limited Guaranty dated May 7, 2009 executed by BHMC in favor of Lender, a Limited Guaranty dated May 7, 2009 executed by Earl in favor of Lender, a Limited Guaranty dated May 7, 2009 executed by Teitelbaum in favor of Lender

(together with all amendments, modifications or supplements thereto, including the Amendment to Completion Guaranty dated August 11, 2008 amount THI, BH90-1, BHML, Earl and Lender, collectively the “Guaranties”).

D.                                    Lender, Borrower, PH Entity, Guarantor and TSP Owner are parties to a certain letter agreement dated August 25, 2008 (“Letter Agreement”) among the parties, and the terms and provisions of the Letter Agreement continue in full force and effect, except to the extent they conflict with any of the terms and provisions of this Agreement, in which case the provisions of this Agreement shall control.

E.                                      The Note, the Loan Agreement, the Security Instrument, the Assignment, the PH Security Agreement, the PHIV Security Agreement, the PHI Security Agreement, the MezzCo Pledge Agreement, the Fee Owner Pledge Agreement, the Timeshare Collateral Assignment, the Guaranties, the Letter Agreement, this Agreement, all other existing or future documents evidencing, securing, or executed in connection with the Loan, as such documents have been amended, restated, replaced, supplemented or otherwise modified from time to time, including pursuant to (i) an Omnibus Amendment of Loan Documents dated as of July 17, 2007 (the “Omnibus Amendment”), (ii) a Modification Agreement dated as of August 11, 2008 (the “2008 Modification Agreement”), and (iii) a Third Modification Agreement dated as of May 7, 2009 (“Third Modification Agreement”) and all documents that hereafter modify, amend, extend, restate, replace, or otherwise affect the Loan or any of the foregoing documents are herein sometimes collectively referred to as the “Loan Documents.”

F.                                      Unless the context clearly requires otherwise, all capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings ascribed to them in the Loan Documents as in effect on the date of this Agreement, and in the event of any conflict between the provisions of this Agreement and the provisions of any other Loan Document, the provisions of this Agreement shall control.

G.                                     Original Lender’s rights and obligations under the Loan Documents have been assigned to Lender and Lender is the owner and holder of the Loan, the Note and all of the other Loan Documents.

H.                                    On the September 9, 2009 Payment Date, the sum of $10,368,357 was on deposit in the Cash Management Account and such sum was insufficient to pay in full all of the items required to be paid on such date pursuant to Section 2.6.4 of the Loan Agreement. On September 11, 2009, at Borrower’s request, the sum of $9,678,590 was paid by Lender to the Borrower Disbursement Account to be used by Borrower to pay that portion of the monthly Cash Expenses set forth in the written request submitted by Borrower to Lender and itemized in Exhibit A. Thereafter, with Borrower’s consent: (i) the remaining $689,767 on deposit in the Cash Management Account was applied to pay a portion of the amount required to be deposited in the Tax and Insurance Escrow Fund on such Payment Date; and (ii) $799,563 of the funds then on deposit in the Interest Reserve Account were applied as follows:  (a) $35,374 was deposited in the Tax and Insurance Escrow Fund, (b) $714,189 was applied to partial payment of the monthly Debt Service payment of $2,755,366 that was due on such Payment Date, and (c) $50,000 was applied to payment to Lender of other amounts then due and payable under the Loan Documents. Events of Default have occurred under the Loan Documents due to Borrower’s failure to timely pay in full the following payments required to be paid on such Payment Date: (x) the full amount of monthly Debt Service, (y) the full amount of monthly Cash Expenses to be paid by Borrower in accordance with the related Approved Annual Budget, and (z) deposits to the FF&E Reserve Account.

I.                                         The outstanding principal balance of the Loan as of the date of this Agreement is $860,000,000 such principal amount being exclusive of accruing interest, late charges, expenses incurred by Lender (including attorneys fees, appraisal costs and costs incurred in connection with third party and property reports conducted for the benefit of Lender) and other sums that have or may hereafter become payable by Borrower under this Agreement or under the other Loan Documents. From and after September 9, 2009 interest shall accrue on all Debt, including any and all advances of funds made pursuant to Section 1 of this Agreement (collectively, the “Protective Advances”), at the Default Rate.

J.                                        Borrower acknowledges and agrees that (i) Borrower may not have sufficient available sources of working capital and financing to operate its business in the ordinary course, (ii) there is an immediate and continuing need for the Protective Advances as Borrower may, absent the Protective Advances, be unable to continue its business operations at the Property, and (iii) the Protective Advances are necessary for the protection of the security of the Security Instrument as contemplated by Section 7.4 of the Security Instrument and NRS §106.345 and would not need to have been made by Lender if Borrower had complied with the terms of all of its obligations under the Security Instrument as contemplated by NRS §106.345.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I.                                       Protective Advances by Lender.

(a)                                  Attached to this Agreement as Exhibit B is an operating budget (the “Initial Two-Week Budget”) for the period from September 9, 2009 through and including September 23, 2009 (the “Initial Budget Period”). The Initial Two-Week Budget reflects, on a line-item basis, anticipated cash receipts from any source (“Cash Receipts”)] and Operating Expenses during such time period and includes all necessary and required Operating Expenses Borrower will be required to pay during such period. On or before the fifth (5th) Business Day of the Initial Budget Period and the fifth (5th) Business Day of each two (2) week budget period thereafter (each a “Budget Period”), Borrower shall submit to Lender additional operating budgets (each a ‘‘Two-Week Budget”) for the next projected two (2) week period of operating the Property. Each Two-Week Budget shall be subject to Lender’s review and approval (each such Two-Week Budget, an “Approved Two-Week Budget”) in each instance.

(b)                                 Lender may, in its sole and absolute discretion, make Protective Advances to Borrower as and when it deems appropriate to pay amounts equal to the difference between the

Cash Receipts available to Borrower to pay budgeted items included in the Approved Budget and the amount budgeted for such items in the Approved Budget.  Protective Advances shall be made by Lender only after Borrower’s expenditure of all Cash Receipts available to it to pay items included in the Approved Budget at the time such budgeted item is to be paid.  Borrower shall use all Protective Advances in accordance with this Agreement and only as provided and limited in the applicable Approved Two-Week Budget for protection, preservation and operation of the Property pursuant to this Agreement.  Lender shall have no obligation to fund any Protective Advances and funding of Protective Advances by Lender pursuant to this Agreement may be terminated at any time in Lender’s sole and absolute discretion.

(c)                                 Borrower shall submit requests for payment of budgeted expenses to Lender (“Request(s) For Payment”).  Each Request For Payment shall identify, in detail acceptable to Lender in its sole and absolute discretion, the amount being requested, the payee, the Budget line item detailing the expenditure, invoices for all proposed payments, and confirmation that the payment for which the Request For Payment is submitted conforms to the Budget. The Request For Payment shall be on a form prescribed by Lender from time to time and shall be certified to Lender as true, accurate, and complete and correct by Borrower. The Request For Payment form shall constitute a representation, warranty and covenant as to the matters contained therein. Requests For Payment may be made daily by Borrower’s submission to Lender of a fully executed Request For Payment form at or noon. (Kansas City, Missouri local time) on the business day prior to which Borrower desires the payment to be made. If Lender denies the payment, it will notify Borrower no later than 4:00 p.m. (Kansas City, Missouri local time) on the following business day. Following disbursement, Borrower shall promptly furnish to Lender proof of payment satisfactory to Lender of the items included in the Request for Payment.

(d)                                The Protective Advances shall constitute and be a part of the Debt under the Loan Documents for all purposes. Interest shall accrue on the Protective Advances at the Default Rate, and shall be payable from the date of each Protective Advance until the applicable Protective Advance has been paid in full. Interest shall be calculated as provided in the Loan Agreement. All Protective Advances hereunder, together with all accrued interest thereon, are due and payable immediately on demand.

(e)                                 To secure the repayment of the Protective Advances and all interest, fees, and other amounts owed by Borrower in connection therewith, Lender shall have and is granted (effective upon the date of this Agreement and without the necessity of the recordation of mortgages, security or pledge agreements, financing statements, or otherwise) valid and perfected senior, first-priority Liens on all collateral and security for the Loan as provided in the Loan Documents. Lender shall not be required to file a new mortgage or any modification thereto, financing statements, or similar instruments with respect to the Property, and the failure by Borrower to execute any documents relating to the Lien shall in no way affect the validity, perfection, or priority of the Liens. If, however, Lender decides to file any such documents, agreements, or instruments, Borrower shall cooperate with and assist in that process, including by signing, delivering, and filing any agreement, document, or instrument or taking any action requested by Lender or Servicer to effectuate such filing.

(f)                                   In addition to the reporting and related requirements and the other duties and obligations of Obligors under the Loan Agreement and other Loan Documents, Obligors shall

(i) deliver to Lender such other financial and other information concerning the Property and the business operations of the Property and the Obligors as Lender requests from time to time during the term of this Agreement, and (ii) cooperate with and permit Lender to conduct other inspections of the Property at any reasonable times requested by Lender. Borrower shall also provide Lender with (A) a daily report, with information reasonably satisfactory to Lender, identifying and differentiating Cash Receipts (including reports of sales) and accounts receivable, and (B) a weekly variance report of actual expenditures versus Approved Two-Week Budget expenditures.

2.                                       Recitals; Status and Effect of Loan Documents. Each Obligor acknowledges, confirms and agrees that the matters stated in the Recitals set forth above are true and accurate in all respects, are a material part of this Agreement, are hereby incorporated by reference, and may be relied upon for all purposes by the parties and that:

(a)                                 The Loan Documents (including this Agreement) have been duly authorized, executed, and delivered to Lender, remain in full force and effect as originally written or as modified herein or as previously modified by mutual written agreement of the parties, and are valid, binding and enforceable against Obligors in accordance with their respective terms. Each Obligor ratifies and reaffirms the terms and provisions of the Loan Documents, including Sections 6 and 7 of the Third Modification Agreement and Section 5.1.26 of the Loan Agreement, and all of such Obligor’s payment and performance obligations and obligations to indemnify under each Loan Document to which it is a party, and each Obligor ratifies and reaffirms its grant of liens on or security interests in its properties pursuant to such Loan Documents to which it is a party as security for the obligations under or with respect to the Loan Documents.

(b)                                 All liens and security interests created in favor of Lender under the Loan Documents have been validly created and duly perfected upon all property and collateral of Obligors in first priority as represented by Obligors or other persons in the Loan Documents.

(c)                                  All indebtedness created under the Loan Documents is validly and unconditionally due and owing in full to Lender, in accordance with the terms thereof, as modified hereby, without any defense or offset whatsoever, and Obligors have no defenses, claims, counterclaims, or other rights that could be asserted to impair, delay, or adversely affect Lender’s receipt of full payment and performance of all obligations owed to Lender by Obligors with respect to the Loan, or the same are waived.

(d)                                 Lender has given and Obligors have received all notices to which they are respectively entitled under the Loan Documents with respect to the Events of Default, and Obligors unconditionally waive any and all such notices that Lender might have neglected to give. All notice, grace, or cure periods provided for in the Loan Documents that applied to the Events of Default were duly provided to the Obligors and have now expired by their terms.

(e)                                  Lender has the unconditional right, subject to compliance with applicable Gaming Laws, at Lender’s election in Lender’s sole and absolute discretion and without further notice to Obligors or any other person, to commence and pursue any or all of the remedies for collection of the Loan and enforcement of the Loan Documents that are available to Lender under the Loan Documents or applicable law, in such order and manner as Lender may elect from time to time.

3.                                      Warranties and Representations. Each of the Obligors confirms that all warranties and representations previously made by it in the respective Loan Documents to which it is a party were true as of the time made or deemed made or continued through the date of the Third Modification Agreement (except to the extent, if any, that the provisions of this Agreement reflect variances from such existing warranties and representations with respect to facts and circumstances existing on the date hereof) and the respective Obligors, each as to itself, further warrant and represent to Lender that:

(a)                                 Each Obligor, other than Earl and Teitelbuam, is duly organized, validly existing, and in good standing under the laws of its state of organization and is duly qualified as a foreign entity and is currently in good standing in each state in which such qualification is required for the conduct of such Obligor’s business as it is currently being conducted (including, as applicable, the state where the Property is located).

(b)                                Each Obligor has full authority and due capacity to execute, deliver, and perform this Agreement and all documents, instruments and agreements executed in connection herewith. Such execution, delivery, and performance has been duly authorized as required under the organizational documents of such Obligor or under applicable law, and the individuals and entities executing this Agreement on behalf of such Obligor have been duly authorized and empowered to bind such Obligor by such execution. The organizational documents of such Obligor have not been modified since the date of the original Loan closing.

(c)                                 This Agreement has been duly executed and delivered to Lender by each Obligor and is valid, binding, and enforceable against each of them in accordance with its terms.

(d)                                Neither the execution and delivery of this Agreement nor the performance of its terms and compliance with its conditions will conflict with or result in a breach of any of the terms, conditions or provisions of or constitute a violation or default under any organizational document of any Obligor or any contract, agreement, applicable law, regulation, judgment, writ, order or decree to which any Obligor or any property of any Obligor is subject.

(e)                                 To such Obligor’s knowledge, except as previously disclosed to Lender in writing, no actions, litigation, disputes, suits, or proceedings against or that relate in any adverse manner to any Obligor relating to the Property are now pending before any court, arbitrator or governmental or administrative body or agency, and to the knowledge of Obligors, none is threatened.

(f)                                   All documents and information furnished by any Obligor to Lender with respect to the Loan or this Agreement are complete and accurate in all material respects, none contains any misrepresentation or misstatement of a material fact or omits to state a material fact.

(g)                                To their knowledge, except as previously to disclosed to Lender in writing, each Obligor is in compliance in all material respects with all federal, state and local laws, rules, and regulations applicable to their respective properties, operations, businesses, and finances.

4.                                       Ratification of Guaranty Obligations. (a) Each Guarantor (i) ratifies the Guaranties previously executed by him or it and confirms that such Guaranties and all waivers, covenants and agreements therein remain in full force and effect for the benefit of Lender, (ii) reaffirms his or its respective continuing liability for payment and/or performance of all obligations owed to Lender under the respective Guaranties, without any defense or offset whatsoever, to the same extent as if such Guarantor had executed and delivered each such Guaranty to Lender again on the date of this Agreement, and (iii) confirms that such Guaranties have not been modified or amended and that Guarantor’s liabilities under such Guaranties have not been limited, impaired or affected in any manner by any existing or previous event, fact or circumstance.

(b)                                 Each Guarantor further acknowledges and agrees that (i) such Guarantor’s execution of this Agreement is not required under the Guaranties or under any other Loan Document, (ii) such Guarantor would remain fully liable to Lender for all obligations owed under the Guaranties executed by him or it with respect to the Loan as modified by this Agreement whether or not such Guarantor executed this Agreement or entered into any of the agreements herein, (iii) Lender has and shall continue to have the right, but shall not be obligated, to further modify any or all of the terms of the Loan or the Loan Documents, extend the maturity of the Loan, obtain or release collateral or security for the Loan, pursue or forbear in the pursuit of remedies, and take any or all other actions Lender is authorized to take under the respective Guaranties, this Agreement or any other Loan Document without giving notice to, obtaining any consent, approval or agreement from, or obtaining execution of any document by any Guarantor, (iv) the fact that Lender requested Guarantor’s execution of this Agreement does not constitute or establish any course of conduct or course of dealing that modifies any provision of any Guaranty or affect any Guarantor’s liability thereunder in any manner, and (v) Lender shall have the full benefit of this Agreement and the Guaranties without any obligation to obtain any future ratification, reaffirmation, consent, waiver or other agreement from such Guarantor.

5.                                       Ratification by PH Entities, MezzCo and TSP Owner.

(a)                                  Each PH Entity, MezzCo and TSP Owner (i) ratifies the Loan Documents previously executed by it and confirms that such Loan Documents and all waivers, covenants and agreements therein remain in full force and effect for the benefit of Lender, (ii) reaffirms its continuing liability for payment and/or performance of all obligations owed to Lender under such Loan Documents, without any defense or offset whatsoever, to the same extent as if such party had executed and delivered each such Loan Document to Lender again on the date of this Agreement, and (iii) confirms that such Loan Documents have not been modified or amended and that such parties liabilities under such Loan Documents have not been limited, impaired or affected in any manner by any existing or previous event, fact or circumstance.

(b)                                 Each PH Entity, MezzCo and TSP Owner further acknowledges and agrees that (i) such party’s execution of this Agreement is not required under any Loan Document, (ii) it would remain fully liable to Lender for all obligations owed under the Loan Documents previously executed by it with respect to the Loan as modified by this Agreement whether or not it executed this Agreement or entered into any of the agreements herein, (iii) Lender has and shall continue to have the right, but shall not be obligated, to further modify any or all of the terms of the Loan or the Loan Documents, extend the maturity of the Loan, obtain or release collateral or security for the Loan, pursue or forbear in the pursuit of remedies, and take any or all other actions Lender is authorized to take under any Loan Document without giving notice to, obtaining any consent, approval or agreement from, or obtaining execution of any document by such party, (iv) the fact that Lender requested such party’s execution of this Agreement does not constitute or establish any course of conduct or course of dealing that modifies any provision of any Loan Document or affect such party’s liability thereunder in any manner, and (v) Lender shall have the full benefit of this Agreement and the other Loan Documents previously executed by it without any obligation to obtain any future ratification, reaffirmation, consent, waiver or other agreement from it.

6.                                       Joint and Several Liability of Borrower; Waiver of Suretyship Defenses.

(a)                                 Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by Lender under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of each other Borrower to accept joint and several liability hereunder.

(b)                                Each Borrower agrees that the joint and several liability of Borrower provided for in this Agreement shall not be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which the other Borrower may hereafter agree (other than an agreement signed by Lender specifically releasing or limiting such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by Lender with respect to any of the obligations, nor by any other agreements or arrangements whatever with any other Borrower or with anyone else, each Borrower waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Borrower is direct and unconditional as to all of the obligations, and may be enforced without requiring Lender first to resort to any other right, remedy or security. Each Borrower expressly waives promptness, diligence, notice of acceptance and any other notice (except to the extent expressly provided for herein or in another Loan Document) with respect to any of the obligations under this Agreement or any other Loan Document and any requirement that Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other person or any collateral or security for the Loan. Further, each Borrower waives all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of Borrower and any other person primarily or secondarily liable with respect to any of the obligations, and all suretyship defenses generally.

(c)                                  The Loan and all other obligations of Borrower shall constitute general obligations of Borrower and shall be secured by Lender’s security interest in and lien upon all of the collateral or security for the Loan, and by all other security interests and liens now or at any time or times hereafter granted by any Obligors or any affiliate of any Obligors to Lender.

7.                                       No Waiver of Events of Default.

(a)                                 Obligors acknowledge that one or more Events of Default now exist under the Loan Documents and remain uncured as of the date of this Agreement. The description of Events of Default in this Agreement shall not be deemed to be exclusive or exhaustive, and if any other Event of Default now exists that is not specified as an Event of Default in this Agreement, its omission from this Agreement shall not imply that Lender consents to the continued existence thereof or waives any of Lender’s rights or remedies relating thereto.

(b)                                Lender’s failure to immediately pursue any of its rights and remedies does not in any event constitute a waiver of any such rights or remedies. Nothing herein shall be deemed to (i) waive any condition or requirement contained in any of the Loan Documents, as modified by this Agreement, or (ii) constitute or establish a course of conduct or course of dealing with respect to Obligors’ compliance with any such condition or requirement or that varies any provision of any Loan Document relating to any waiver, approval or consent by Lender (other than the modifications specified in Section 8 below or other provisions of this Agreement). Obligors acknowledge and agree that Lender shall continue to have the right to require strict compliance, and that Obligors shall comply, with all obligations and covenants contained in the Loan Documents as modified by this Agreement, including the obligation to pay all sums when due under the Loan Documents, as modified hereby. No acceptance by Lender of any partial payment of amounts due in respect of the Loan shall constitute a waiver of the Events of Default or a waiver, reduction or modification of amounts due in respect of the Loan except to the extent of such payment accepted by Lender.

(c)                                  Neither the execution of this Agreement, the execution of any document or instrument required hereunder, nor the consummation of the transactions and agreements set forth in this Agreement shall in any manner rescind or cure any Events of Default under the Loan Documents, reinstate the Loan to a current status, constitute a novation or an accord and satisfaction, or extend the maturity of the Loan.

8.                                      Modifications to Loan Documents. The Loan Documents are modified in all respects necessary to give effect to this Agreement, and only in such respects, and the provisions of this Agreement shall control over any contrary or inconsistent provisions of any of the other Loan Documents. In all other respects, all Loan Documents shall remain in full force and effect as originally written or previously modified by mutual written agreement of the parties. All of Lender’s liens, security interests, priorities, rights, and remedies under the Loan Documents shall continue in full force and effect as security for the Loan following the modification thereof by this Agreement. All references in any Loan Document to any other Loan Document shall hereafter be construed to refer to such other Loan Document as modified by this Agreement.

9.                                       Releases and Indemnifications. Each Obligor for itself and its respective past, present and future partners, shareholders, members, managers, officers, directors, employees, agents, attorneys, representatives, successors, assigns, subsidiaries, affiliates, parents, direct and indirect equity holders, owners, and predecessors in interest and all persons claiming by, through, or under any of them (and their respective successors and assigns the “Releasing Parties”) hereby:

(a)           acknowledges, agrees and affirms that as of the date hereof he or it does not possess (i) any claims, defenses, offsets, rights of recoupment or counterclaims of any kind or nature against or with respect to the enforcement or administration of the Loan or the Loan Documents (including any aspect of the origination, administration or enforcement thereof) or (ii) any knowledge of any facts or circumstances that might give rise to or be the basis of any such claims, defenses, offsets, rights of recoupment or counterclaims;

(b)           releases and forever discharges Lender and any other holder of participation interests in the Loan, and each of their respective predecessors in interest, affiliates, subsidiaries, or assigns, and all of their respective past, present, and future shareholders, members, directors, managers, officers, employees, attorneys, advisers, consultants, servicers, representatives or agents (collectively, the “Released Parties”) from any and all existing, future, or potential liabilities, obligations, actions, claims, causes of action, suits, proceedings, demands, damages, costs and expenses of every kind whatsoever, whether known or unknown, arising from or relating to any alleged or actual act, omission, occurrence, or transaction prior to the date of this Agreement, including any of the foregoing relating to making, administration, servicing, enforcement, or collection of the Loan, or any of the foregoing arising from or relating to any discussions or negotiations between representatives or affiliates of the Released Parties on the one hand, and any Obligors on the other hand, in respect of the Loan or under any theory of “lender liability” arising therefrom (all of the foregoing released claims are sometimes referred to as the “Released Claims”).

(c)           releases and forever discharges each of the Released Parties from any and all existing, future, or potential liabilities, obligations, actions, claims, causes of action, suits, proceedings, demands, damages, costs and expenses of every kind whatsoever, whether known or unknown, in connection with or in any way arising out of this Agreement, the Property, the other Loan Documents or the exercise by any of the Released Parties of any of their rights and remedies under this Agreement or the other Loan Documents.

(d)           agrees that none of the Released Parties shall be liable, responsible or accountable in damages to Obligors or any affiliate thereof for any act taken or the failure to take any such action, in connection with this Agreement, the Property, the other Loan Documents or the exercise by any of the Released Parties of any of their rights and remedies under this Agreement or the other Loan Documents.

(e)           agrees that it is the intention of such Releasing Party that the foregoing releases shall be effective with respect to all matters, past and present, known and unknown, suspected and unsuspected. Each Releasing Party realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to losses, damages, liabilities, costs and expenses which are presently unknown, unanticipated and unsuspected, and each Releasing Party further agrees that the waivers and releases in this Agreement have been negotiated and agreed upon in light of that realization and that such Releasing Party nevertheless hereby intends to release, discharge and acquit the Released Parties from any such unknown losses, damages, liabilities, costs and expenses.

(f)            agrees to indemnify, defend and hold harmless each of the Released Parties from and against any and all other liabilities, obligations, losses, damages, penalties, actions,

judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for each for the Released Parties in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Released Parties shall be designated a party thereto), that may be imposed upon, incurred by, or asserted against any of the Released Parties in any manner in connection with or in any way directly or indirectly arising out of this Agreement, the Property, the other Loan Documents and the exercise by any of the Released Parties of any of their rights and remedies under this Agreement or the other Loan Documents (the “Indemnified Liabilities”). To the extent that the undertaking to indemnify, defend and hold harmless set forth in the previous sentence may be unenforceable because such undertaking violates any law or public policy, each Obligor shall pay the maximum portion that is permitted to be paid to satisfy the Indemnified Liabilities incurred by the Released Parties.

(g)           acknowledges that Lender is specifically relying upon such Releasing Party’s acknowledgements and agreements in this Section in executing this Agreement, and that in the absence of such agreements Lender would be unwilling to agree to the consideration provided for in this Agreement.

(h)           agrees that all releases and discharges by such Releasing Party in this Agreement shall have the same effect as if each released or discharged matter had been the subject of a legal proceeding, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

10.           Non-Interference. No Obligor or any person acting or claiming by, through, under, or in concert with or for the benefit of any Obligor shall (i) take any action of any kind or nature whatsoever, directly or indirectly, to delay, oppose, avoid, contest, impede, obstruct, hinder, enjoin or otherwise interfere in any manner with Lender’s exercise of its rights and remedies under the Loan Documents or under applicable law, or (ii) allege, assert or otherwise pursue any claim, defense, affirmative defense, counterclaim, cause of action, setoff or other right it may have against Lender relating to Lender’s exercise of its rights and remedies under the Loan Documents or applicable law, nor shall such party cause, conspire, collude with, act in concert with, solicit, encourage or support any other Person in doing or attempting to do any of the foregoing.

11.          Additional Documents / Further Assurances. Obligors shall at any time, and from time to time, upon the written request of Lender, sign and deliver such further documents and do such further acts and things as Lender may reasonably request to effect the purposes of this Agreement.

12.           Time is of the Essence. Time is of the essence with respect to all agreements and obligations of Obligors contained herein.

13.           Entire Agreement; Written Modifications Only. This Agreement, the exhibits attached hereto, and the documents referred to, contemplated, or required herein, constitute the sole and entire agreement between the parties with respect to the subject matter hereof, and there are no other covenants, promises, agreements or understandings regarding the same. This Agreement, including the provisions of this Section, may not be modified except by written amendment to this Agreement signed by the parties affected by the same, and the parties: a) expressly agree that it shall not be reasonable for any of them to rely on any alleged, non-written amendment to this Agreement; b) waive any and all right to enforce any alleged, non-written amendment to this Agreement; and c) expressly agree that it shall be beyond the scope of authority (apparent or otherwise) for any of their respective agents to agree to any non-written modification of this Agreement.

14.           No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and no persons other than the undersigned and the Released Parties shall be entitled to claim or receive any benefit by reason of this Agreement.

15.           Due Diligence Performed; Parties Fully Informed; No Right to Rely. Each Obligor warrants, represents and agrees that it has, by itself and with the assistance of counsel (or, if without the assistance of counsel, such party having of its own volition chosen not to seek such assistance), performed any and all due diligence and investigation it deems necessary or desirable in connection with making a fully informed decision to enter into and sign this Agreement. Obligors are relying on their own investigations and their own decision-making processes in determining to sign this Agreement, are not relying on the representations or omissions of each other or of Lender in so doing, and fully understand the terms and provisions of this Agreement and of the documents contemplated hereby.

16.           Severability. If any one or more of the provisions of this Agreement are deemed unenforceable, the remainder of this Agreement shall, at the option of Lender, remain enforceable in accordance with its original terms to the fullest extent possible.

17.           Delay Not a Waiver. Neither the failure nor any delay on the part of Lender to exercise any right, power or privilege under this Agreement or under any document executed in connection herewith shall operate as a waiver of such right, power or privilege and any single or partial exercise of any such right, power or privilege shall not preclude any other or further exercise thereof.

18.           Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of each party’s successors and permitted assigns.

19.           Construction of Provisions. The following rules of construction are applicable for the purposes of this Agreement and all documents and instruments supplemental hereto unless the context clearly requires otherwise:

(a)           All references herein to numbered sections or to lettered exhibits are references to the sections hereof and the exhibits annexed hereto.

(b)           The terms “include,” “including,” and similar terms shall be construed as if followed by the phrase “without being limited to” or the phrase “without limitation,” as the context may require.

(c)           Words of masculine, feminine or neutral gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural, and vice versa.

(d)           No inference in favor of or against any party hereto shall be drawn from the fact that such party has drafted any portion of this Agreement or any other Loan Document.

(e)           All references to the Loan Documents shall be deemed to include all existing or future modifications, amendments, extensions, restatements, or replacements of the Loan Documents made by mutual written agreement of the parties.

(f)            The terms “person” and “party” shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity or government (whether federal, state, county, city, municipal or otherwise, including an instrumentality, division, agency, body or department thereof).

(g)           Section headings are included in this Agreement for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

(h)           The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”

20.           Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original and all of which together shall constitute one and the same document, binding upon all the parties hereto notwithstanding that all such parties are not signatories to the same counterpart. This Agreement shall become effective when all parties hereto have executed a counterpart hereof. A signature of a party by facsimile or other electronic transmission shall be deemed to constitute an original and fully effective signature of such party.

21.           Costs and Expenses. Without limiting any other provision of this Agreement or any other Loan Document relating to payment of expenses, Borrower shall pay or reimburse Lender and any participants in the Loan and servicers or similar parties with respect thereto, promptly after demand, for all reasonable out-of-pocket costs and expenses, including attorneys fees, incurred by Lender in connection with the negotiation, drafting, implementation, or enforcement of this Agreement. Any payment or reimbursement made by Borrower contemporaneously with the execution and delivery of this Agreement shall not be deemed to limit Borrower’s obligations to pay or reimburse all such expenses reasonably incurred by Lender, any participants in the Loan and servicers or similar parties after the date hereof.

22.           Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and performed in such state without regard to principles of conflicts of laws, except that at all times the Gaming Laws shall govern where applicable and the provisions for the creation, perfection an enforcement of the Liens and security interests created pursuant to this Agreement and pursuant to the other Loan Documents shall be governed by and construed according to the law of the state in which the Property is located.

23.           Conflict. In the event of any conflict between the provisions of this Agreement and the provisions of any Loan Document, the provisions of this Agreement shall control.

24.           No Joint Venture, Partnership or Mortgagee-in-Possession.  Nothing in this Agreement, the transactions to be carried out pursuant to this Agreement or the Loan Documents is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between or among Borrower and Lender. Borrower agrees and acknowledges that it is in sole possession and control of the Property. Nothing in this Agreement or the transactions to be carried out pursuant to this Agreement is intended to, nor shall be deemed to, make or cause Lender to become a mortgagee-in-possession of the Property, in whole or in part.

25.           Waiver of Jury Trial. THE PARTIES HERETO EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY CONTROVERSY OR CLAIM, WHETHER ARISING IN TORT OR CONTRACT, BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING THE VALIDITY, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR THEREOF), OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY IN CONNECTION HEREWITH OR THEREWITH. EACH PARTY ACKNOWLEDGES AND AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY AN PERSON TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER’S ENTERING INTO THIS AGREEMENT AND LENDER WOULD NOT HAVE ENTERED INTO THIS AGREEMENT WITHOUT THIS WAIVER. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL.

26.           Notices. All notices, consents, approvals and requests required or permitted under the Loan Documents shall be given in accordance with Section 10.6 of the Loan Agreement addressed as follows (or at such other address as shall be designated from time to time by any party hereto, as the case may be, in a notice to the other parties hereto in the manner provided in said Section 10.6):

If to Lender:	Wells Fargo Bank, N.A., as trustee
for the Credit Suisse First Boston
Mortgage Securities Corp. Commercial
Mortgage Pass-Through Certificates, Series 2007-TFL2
c/o KeyBank Real Estate Capital
8115 Preston Road, Suite 800
Dallas, Texas 75225
Fax: 800-393-0181
Attn: Meade Hubby

With a copy to:	Daniel Flanigan
Polsinelli Shughart PC
700 W. 47th Street, Suite 1000
Kansas City, Missouri 64112
Fax: 816-753-1536

If to Borrower:	c/o OpBiz, L.L.C.
3667 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attn: Mark Helm
Fax: (702) 785-5936

If to PH Entities:	c/o OpBiz, L.L.C.
3667 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attn: Mark Helm
Fax: (702) 785-5936

If to Guarantors:	c/o OpBiz, L.L.C.
3667 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attn: Mark Helm
Fax: (702) 785-5936

If to MezzCo:	c/o OpBiz, L.L.C.
3667 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attn: Mark Helm
Fax: (702) 785-5936

If to TSP Owner:	c/o OpBiz, L.L.C.
3667 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attn: Mark Helm
Fax: (702) 785-5936

27.           Guarantor Liability. Notwithstanding anything to the contrary herein, including, without limitation, Section 9(f) and Section 10, the liability of each Guarantor hereunder shall not exceed such Guarantor’s liability as provided in the related Guarantee.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BORROWER:	PH FEE OWNER LLC,
a Delaware limited liability company

	By:	/s/ Mark Helm
	Name:	Mark Helm
	Title:	SVP & General Counsel

OPBIZ L.L.C.,
a Nevada limited liability company

	By:	/s/ Donna Lehmann
	Name:	Donna Lehmann
	Title:	CFO/EVP

[Signatures continued on following pages]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PH ENTITIES:	PLANET HOLLYWOOD (REGION IV), INC., a
Minnesota corporation

	By:	/s/ Thomas Avallone
	Name:	Thomas Avallone
	Title:	GVP/CFO

PLANET HOLLYWOOD MEMORABILIA, INC.,
a Florida corporation

	By:	/s/ Thomas Avallone
	Name:	Thomas Avallone
	Title:	GVP/CFO

PLANET HOLLYWOOD INTERNATIONAL,
INC., a Delaware corporation

	By:	/s/ Thomas Avallone
	Name:	Thomas Avallone
	Title:	GVP/CFO

[Signatures continued on following pages]

GUARANTORS:	TROPHY HUNTER INVESTMENTS, LTD, a
Florida limited partnership

	By:	Bay Harbour Holding LLC, a Delaware
limited liability company, general partner

	By:	/s/ Douglas Teitelbaum
Name:
Title:

BAY HARBOUR 90-1, LTD, a Florida limited
partnership

	By:	Bay Harbour Holdings LLC, a Delaware
limited liability company, general partner

	By:	/s/ Douglas Teitelbaum
Name:
Title:

BAY HARBOUR MASTER, LTD., a Cayman
exempted company

	By:	/s/ Douglas Teitelbaum
Name:
Title:

/s/ Douglas Teitelbaum
DOUGLAS TEITELBAUM, an individual

/s/ Robert Earl
ROBERT EARL, an individual

MEZZCO:	MEZZCO, L.L.C., a Nevada limited liability
company

	By:	/s/ Mark Helm
	Name:	Mark Helm
	Title:	SVP & General Counsel

TSP OWNER:	TSP OWNER LLC, a Delaware limited liability
company

	By:	/s/ Donna Lehmann
	Name:	Donna Lehmann
	Title:	CFO/EVP

Exhibit A

(See Attached)

Exhibit B

(See Attached)